UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2011

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

First Floor, Block 3, The Oval, Shelbourne Road, Ballsbridge, Dublin 4, Ireland		Not applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2011, Amarin Corporation plc (“Amarin” or the “Company”) entered into an agreement with Regus CME Ireland Ltd for office space at 2 Pembroke House, Upper Pembroke Street 28-32 in Dublin, Ireland, which shall be the new address of Amarin’s principal executive offices, effective as of November 1, 2011 (the “Agreement”).

As previously disclosed in Amarin’s Annual Report on Form 10-K filed on March 16, 2011 for the year ended December 31, 2010, Amarin Pharmaceuticals Ireland Limited, a subsidiary of Amarin, previously gave notice of its intent to terminate the lease agreement for Amarin’s current principal executive offices at Block 3, The Oval, Shelbourne Road, Dublin 4, effective as of January 2012.

The Agreement shall begin November 1, 2011 and terminate October 31, 2012 but can be extended automatically for successive one year periods. The Agreement can also be terminated by either party with three months prior written notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2011	Amarin Corporation plc

	By:	/s/ John Thero
John Thero
President